UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2008

                          FIRST MONTAUK FINANCIAL CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)




                         COMMISSION FILE NUMBER: 0-6729
                                                 ------

       NEW JERSEY                                        22-1737915
       ----------                                        ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

                            Parkway 109 Office Center
                             328 Newman Springs Road
                               Red Bank, NJ 07701
              (Address and zip code of principal executive offices)

                                 (732) 842-4700
                         (Registrant's telephone number,
                               including area code




CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:


      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

              On December 19, 2008, First Montauk Financial Corp. (the "Registrant") and its wholly-owned broker-dealer subsidiary, First Montauk Securities Corp. ("FMSC" and together with the Registrant, "First Montauk") completed the previously announced sale of certain assets of its primary subsidiary, First Montauk Securities Corp., a registered Broker-Dealer and Investment Advisor ("FMSC") to First Allied Securities, Inc., an Advanced Equities Financial Corp. company. Upon the closing under the definitive asset purchase agreement, many of First Montauk's independent registered representatives joined First Allied, and First Allied acquired the right to service the customer accounts of those representatives that join First Allied. As previously disclosed in its proxy statement to shareholders, dated September 23, 2008, upon completion of the sale of assets to First Allied, substantially all of the assets of FMSC were sold and acquired by First Allied, and FMSC is ceasing its broker-dealer operations. To that end, First Montauk also announced that on December 23, 2008 FMSC filed with the U.S. Securities and Exchange Commission (SEC), effective December 31, 2008, Form BDW to withdraw its registration as a broker-dealer and Form ADV-W to terminate its registration as an investment advisor. Each such filing of termination is subject to approval by the SEC which is expected to be obtained within 60 days.

              Under the terms of the definitive asset purchase agreement, First Montauk will receive an aggregate purchase price of approximately $4,197,000 which includes receipt at the closing of a credit for $250,000 which was paid to First Montauk upon the signing of the agreement on July 11, 2008 and a credit for the cancellation of the balance of principal and interest outstanding totaling approximately $1,055,670 under a secured convertible promissory note, dated December 7, 2007 executed in connection with a loan to First Montauk by an affiliate of First Allied. The balance of the purchase price is payable in two installments, 30 days and 90 days after the closing. Such installments may be subject, however, to certain downward adjustments under the terms of the asset purchase agreement. First Montauk will use a portion of the proceeds to pay outstanding obligations of First Montauk and its broker-dealer subsidiary to wind down their existing operations and a portion of the proceeds, will be paid to those of FMSC's independent registered representatives who have affiliated with First Allied.

              As a result of the substantial obligations outstanding that are due and payable by First Montauk, the Registrant does not anticipate that the shareholders will receive any distribution of any proceeds of the sale of assets just completed. The Board is evaluating the benefits of positioning the Registrant as a shell company to be used as a potential merger candidate for another operating business. First Montauk does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation. The Registrant has not contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction

              First Montauk also announced that the employment contracts of Victor K. Kurylak, First Montauk's President and Chief Executive Officer and Celeste Leonard, the Registrant's Executive Vice President and the Chief Compliance Officer of FMSC, will terminate on December 31, 2008 in accordance with their respective terms and will not be renewed by the Registrant. Mr. Kurylak and Ms. Leonard will, however, remain on the Board of Directors of the Registrant.

Item 7.01
              Regulation FD Disclosure

              On December 29, 2008, the Registrant issued a press release regarding certain of the matters described in this Current Report. A copy of the press release is attached as Exhibit 99.1. Exhibit
              99.1 is being "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.


Item 9.01
              Financial Statements and Exhibits.

    (d)        Exhibit        Exhibit Title or Description
               Number

                99.1        Press Release, dated December 29, 2008

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       FIRST MONTAUK FINANCIAL CORP.

                                       By:  /s/ Victor K. Kurylak
                                       -----------------------------------------
                                       Name:  Victor K. Kurylak
                                       Title: Chief Executive Officer
                                       Date:  December 29, 2008


                                  EXHIBIT INDEX

     Exhibit       Description
     Number
     -------       -------------------------------------------------------------

      99.1         Press Release dated December 29, 2008